Exhibit 3.5.1

CERTIFICATE OF FORMATION

OF

SUNDANCE CHANNEL INTERNATIONAL LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, indentified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is SUNDANCE CHANNEL INTERNATIONAL LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by the Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

Executed on July 29, 2009

By:	/s/ Victoria D. Salhus
Name:	Victoria D. Salhus
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

SUNDANCE CHANNEL INTERNATIONAL LLC

It is hereby certified that:

The name of the limited liability company is:

SUNDANCE CHANNEL INTERNATIONAL LLC

The certificate of Formation of the limited liability company is hereby amended by striking out the “First” paragraph thereof and by substituting in lieu of said “First” paragraph the following new “First” paragraph:

“FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is RAINBOW MEDIA GLOBAL LLC.”

Dated: May 29, 2010

RAINBOW GLOBAL MEDIA LLC

By:	/s/ James Gallagher
James Gallagher, Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Rainbow Media Global LLC

2.	The Certificate of the Formation of the limited liability company is hereby amended as follows: by striking out the “First” paragraph thereof and by substituting in lieu of said “First” paragraph the following new “First” paragraph:

“FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12th day of December , A.D. 2011.

By:	/s/ Anne Kelly
Authorized Person(s)

Name:	Anne Kelly, Secretary
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